UNITED STATES DISTRICT COURT

DISTRICT OF MARYLAND

X

THE GABELLI GLOBAL MULTIMEDIA TRUST INC.,

One Corporate Center

Rye, New York 10580-1422

Plaintiff,

- v -

WESTERN INVESTMENT LLC,

7050 South Union Park Center, Suite 590

Midvale UT 84047

WESTERN INVESTMENT HEDGED PARTNERS LP,

7050 South Union Park Center, Suite 590

Midvale UT 84047

WESTERN INVESTMENT TOTAL RETURN PARTNERS LP,

7050 South Union Park Center, Suite 590

Midvale UT 84047

WESTERN INVESTMENT TOTAL RETURN FUND LTD,

7050 South Union Park Center, Suite 590

Midvale UT 84047

and

ARTHUR D. LIPSON,

8011 South Dazzling View Circle

Salt Lake City, UT  84121

Defendants.

: : : : : : : : : : : : : : : : : : : :	CIVIL ACTION NO.
X
COMPLAINT

Plaintiff The Gabelli Global Multimedia Trust Inc. (“GGMT”), by and through its undersigned attorneys, as its complaint against Defendants Western Investment LLC (“Western Investment”), Western Investment Hedged Partners LP, Western Investment Total Return Partners LP, Western Investment Total Return Fund Ltd., and Arthur D. Lipson (collectively, the “Defendants”), alleges, on the basis of knowledge with respect to its own conduct, and on information and belief as to all other matters, as follows:

SUMMARY OF THE ACTION

1.         This Complaint seeks declaratory and injunctive relief arising from Defendants’ illegal acquisition of GGMT’s voting stock in clear violation of the antipyramiding provision, 15 U.S.C. § 80a-12(d)(1)(A)(i), and Section 48(a), 15 U.S.C. § 80a-48(a), of the Investment Company Act of 1940 (the “Investment Company Act”). Defendants are now threatening to use that wrongfully-acquired voting power in a proxy contest for the election of directors of GGMT at the annual meeting currently expected to take place in June 2010.

2.         In 1940, Congress passed the Investment Company Act to protect investors who entrusted their assets to the expertise of others for management and diversification. A key element of the Investment Company Act is its antipyramiding provision, embodied in Section 12(d)(1)(A)(i), which expressly prohibits any one investment company from owning (directly or through companies that it controls) more than 3% of another investment company, such as GGMT.

3.         Section 12(d) was intended to eliminate the creation of complicated pyramid structures by and among investment companies. By doing so, the Investment Company Act sought to remedy four potential abuses: (1) the subversion of the investment policies of one company to suit those of another through the acquisition of voting control of one investment company by another; (2) the layering of sales charges, advisory fees, and administrative costs; (3) undue influence over portfolio management; and (4) investor confusion resulting from inefficient and overly complex fund holding companies as investment vehicles.

4.         Section 48(a) makes it unlawful for any person, directly or indirectly, to cause to be done any act or thing through or by means of any other person which it would be unlawful for such a person to do under the provisions of the Investment Company Act.

5.         Defendants comprise a complex web of interconnected limited liability companies, limited partnerships, and a Cayman Islands corporation ( all of which are under the sole control of a single entity, Western Investment, which, in turn, is controlled by a single person, Arthur Lipson. Through this serpentine investment structure, Defendants, at Mr. Lipson’s direction, have illegally accumulated (and continue to accumulate) more than 3% of GGMT’s voting stock as part of a plan to exert improper, disproportionate and undue influence over GGMT at GGMT’s next Annual Meeting of Shareholders that is currently expected to take place in June 2010. Those investment vehicles act in a coordinated and collective manner, were created by Lipson for the purpose of actively influencing the management and policies of other companies (including investment companies such as GGMT), and are violating the antipyramiding and antiavoidance provisions of the Investment Company Act. This Complaint should come as no surprise because Defendants’ “risk disclosures” to their own investors acknowledge that their collective conduct could be deemed a violation of Section 12(d) of the Investment Company Act.

6.         Defendants’ illegal ownership of more than 3% of GGMT is a direct violation of Section 12(d)(1)(A)(i) of the Investment Company Act.

7.         Moreover, by artfully dividing up ownership of their respective shares in GGMT to stay under the 3% threshold, Defendants have engaged in conduct that is proscribed by Section 48(a), the antiavoidance provision of the Investment Company Act.

8.         Accordingly, GGMT seeks immediate injunctive relief preventing Defendants, and others acting in concert with them, from continuing to violate Sections 12(d)(1)(A)(i) and 48(a), and enjoining Defendants, and others acting in concert with them, from voting more than 3% of their shares at GGMT’s upcoming Annual Meeting of shareholders.

JURISDICTION AND VENUE

9.         The claims asserted herein arise under the Investment Company Act of 1940, 15 U.S.C. § 80a.

10.       This court has jurisdiction over the action pursuant to the Investment Company Act of 1940 (15 U.S.C. § 80a), and 28 U.S.C. § 1331 (federal question).

11.       Venue is proper in this judicial district pursuant to the Investment Company Act (15 U.S.C. § 80a) and 28 U.S.C. § 1391. GGMT was incorporated in this judicial district and one or more of the acts complained of herein have occurred, are occurring, and unless enjoined, will continue to occur in this judicial district.

12.       This Court has personal jurisdiction over Defendants based, among other things, upon service authorized by the Investment Company Act, the SEC filings complained of herein, the trading of GGMT’s common stock, and their illegal efforts to acquire and vote stock of a corporation incorporated in and existing under the laws of Maryland.

THE PARTIES

13.       Plaintiff Gabelli Global Multimedia Trust Inc. is a non-diversified, closed-end fund incorporated and existing under the laws of Maryland and registered under the Investment Company Act. GGMT’s common stock is traded on the New York Stock Exchange.

14.       Defendant Western Investment Hedged Partners LP (“Hedged Partners”) is a limited partnership organized under the laws of Delaware. The General Partner of Hedged Partners is Western Investment, which has complete control over Hedged Partners’ investment decisions and sole voting authority over its stockholdings. Hedged Partners is an investment company that must comply with Section 12(d)(1)(A)(i) of the Investment Company Act.

15.       Defendant Western Investment Total Return Partners LP (“Total Return Partners”) is a limited partnership organized under the laws of Delaware. Like Hedged Partners, the General Partner of Total Return Partners is Western Investment, which has complete control over Total Return Partners’ investment decisions and sole voting authority over its stockholdings. Total Return Partners is an investment company that must comply with Section 12(d)(1)(A)(i) of the Investment Company Act.

16.       Defendant Western Investment Total Return Fund Ltd. (“Total Return Fund”) is a corporation organized under the laws of the Cayman Islands. Western Investment is the Investment Manager of Total Return Fund, with complete control over its investment decisions and sole voting authority over its stockholdings. Total Return Fund is an investment company that must comply with Section 12(d)(1)(A)(i) of the Investment Company Act.

17.       Hedged Partners, Total Return Partners, and Total Return Fund (collectively, the “Western Activist Funds”) have disclosed that a very significant portion of their assets ( 75% in the case of Total Return Partners and Total Return Fund ( will be used to further an “Activist Strategy” which may include the commencement of, or participation in, hostile proxy battles, and the election of new directors or new managers. The Western Activist Funds also state that, while not all of their investments will result in hostile proxy battles, “many will.”

18.       Defendant Western Investment LLC is a limited liability company organized under the laws of Delaware. Western Investment LLC has disclosed that it has sole voting and investment power over the security holdings of Hedged Partners, Total Return Partners, and Total Return Fund. Thus, Western Investment LLC is the vehicle through which the Western Activist Funds wield their collective ownership and voting power. According to a Schedule 13D filed by Defendants, the Western Activist Funds own over 5% of the outstanding voting power of GGMT.

19.       Defendant Arthur D. Lipson is a resident of the State of Utah. Mr. Lipson is the sole managing member of Western Investment. The Schedule 13D filed by Defendants discloses that “Mr. Lipson, in his role as the managing member of [Western Investment LLC], controls [Western Investment LLC]’s voting and investment decisions.”

BACKGROUND FACTS

20.       GGMT is a non-diversified, closed-end fund registered under the Investment Company Act. GGMT’s primary objective is the long-term growth of capital, with income as a secondary objective. Specifically, GGMT seeks opportunities for long-term growth presented in the global telecommunications, media, publishing, and entertainment industries. GGMT also invests in companies participating in emerging technological advances in interactive services and products.

21.       Hedged Partners, Total Return Partners, and Total Return Fund share many things in common. Each has the same investment strategy, the same General Partner/Investment Manager, the same counsel, the same auditors, the same administrator, the same prime broker, and is operated out of the same principal office in Utah. A single person stands behind each entity with complete authority and control over each entity: Arthur Lipson. Indeed, so total is Lipson’s control and authority that, if he becomes incapacitated, each of Hedged Partners, Total Return Partners, and Total Return Fund will be liquidated and/or wound up and all assets will be distributed in accordance with applicable law.

22.       The Western Activist Funds have no ability to act except through Western Investment, which is the general partner of Hedged Partners and Total Return Partners, and the Investment Manager of Total Return Fund. When Western Investment acts for any of the Western Activist Funds to implement the Activist Strategy, each of those funds is acting for the benefit of each of the other funds. The aggregate ownership and control of the Western Activist Funds is critical to their successful Activist Strategy because it is their collective ownership and control over their outsized voting power that allows them to influence the management and investment policies of their target companies (such as GGMT).

23.       Due to their identity of interest and identical investment objectives ( which are implemented through their common general partner and investment manager, Western Investment ( each of Hedged Partners, Total Return Partners, and Total Return Fund can and do exercise control over each other. For example, if Hedged Partners makes a certain Activist Strategy investment and therefore wants Total Return Partners to make that same investment or vote its securities a certain way to enhance Hedged Partners’ likelihood of success in that investment, then Western Investment ( as General Partner of both Hedged Partners and Total

Return Partners ( can cause Total Return Partners to do so. Investments made by Hedged Partners, Total Return Partners, and Total Return Fund are thus controlled by their common partner and manager, Western Investment, and Western Investment is controlled by Mr. Lipson. The Western Activist Funds appear to have deliberately ( but unsuccessfully ( attempted to structure themselves to circumvent the clear prohibition laid down in Section 12(d)(1)(A(i) of the Investment Company Act, which itself is a violation of the antiavoidance provisions of Section 48(a) of the Investment Company Act.

24.       Thus, Hedged Partners, Total Return Partners, and Total Return Fund ( through Western Investment ( each control the management and decisions of each other and act in a coordinated and collective fashion to accomplish their goals. Although the Western Activist Funds routinely purchase over 3% of the outstanding shares of other investment companies, Western Investment (and Arthur Lipson) typically ensure that none of them individually buys in excess of 3% because of the clear prohibitions of Section 12(d)(1)(A)(i). This methodology is routinely employed by Defendants and, as set forth in paragraph 27 herein, these Defendants have used this palpably illegal structure in many attacks on closed-end funds in recent years. It is no surprise, then, that Defendants have explicitly warned their own investors that there is a risk that such conduct could be considered a violation of Section 12(d)(1)(A)(i). Nor is it surprising that the Schedule 13D filed by Defendants makes the utterly incredible, but necessary, claim that none of Hedged Partners, Total Return Partners, and Total Return Fund “has voting or dispositive control over the Shares owned directly by each other or the Shares owned by Western Investment or Mr. Lipson.”

25.       Because Western Investment is the General Partner of both Hedged Partners and Total Return Partners, and Investment Manager with complete discretion over Total

Return Fund, no separation of control exists. Indeed, the Western Activist Funds represented to their investors that they likely will make concerted investments in the same companies because they all share the same General Partner and/or Investment Manager. Western Investment has touted the benefits of such investment arrangements, stating that it would provide the relevant funds with collectively more voting power, increasing the possibility that Western Investment’s recommendations to target management would be adopted.

26.       Moreover, the fact that Hedged Partners, Total Return Partners, and Total Return Fund make concerted investments is demonstrated and confirmed by their purchases of shares of GGMT. The SEC filings of these entities show that all three entities made purchases of GGMT on the same days and in the same number of purchases on each day in virtually identical amounts. Thus, for example, on November 25, 2009, each entity made two separate purchases of shares of GGMT, on December 1, 2009, each made one purchase, on January 22, 2010, each made three purchases and so on. This purchase pattern generally repeats itself by the three entities, and clearly shows collective and coordinated activity, by and through Arthur Lipson and Western Investment, of Hedged Partners, Total Return Partners, and Total Return Fund.

27.       Western Investment purports to use computer models to identify companies trading at a discount to what he perceives to be their “fair” value. Defendants routinely use the same captive and interdependent investment vehicles ( Hedged Partners, Total Return Partners, and Total Return Fund, among others ( to influence the management and investment policies of registered investment companies in order to close the discount at which the shares are trading. The modus operandi is the same: the investment vehicles purchase shares of a target but carefully stay below the 3% ownership level to avoid the appearance of violating Section 12(d)(1)(A)(i), but their aggregate ownership is almost always above 5%. This strategy is often accompanied by the nomination of Lipson and others to the board of the target registered investment company. There could hardly be a more brazen and obvious subversion of the investment policies of one company to suit those of another through the acquisition of voting control. By way of example, and not exhaustively, in recent times the Western Activist Funds have used the same evasive and illegal methodology to influence the management and policies of a number of closed-end funds as follows:

•

DWS Dreman Value Income Edge Fund (Hedged Partners, Total Return Partners and Total Return Fund announced ownership of 2.8%, 2.8% and less than 1% respectively) (December 30, 2009 Schedule 13D announcing director nomination to DWS Dreman’s board)

•

Nuveen Insured Florida Premium Income Fund (Hedged Partners, Total Return Partners and Total Return Fund announced ownership of 1.9%, less than 1%, and 2.1% respectively) (September 11, 2009 Schedule 13D announcing director nomination of Lipson and another to board and shareholder proposal)

•

Nuveen Insured Florida Tax-Free Advantage Municipal Fund (Hedged Partners, Total Return Partners and Total Return Fund announced ownership of 1.9%, less than 1%, and 1.9% respectively) (September 22, 2009 Schedule 13D announcing director nomination of Lipson and another to board and shareholder proposal)

•

Neuberger Berman Income Opportunity Fund Inc. (Hedged Partners, Western Investment Activism Partners LLC, and Total Return Partners announced ownership of 2.9%, 1.1% and 2.9% respectively) (March 3, 2009 Schedule 13D announcing director nomination of Lipson and others to board)

•

Cohen & Steers REIT and Utility Income Fund, Inc. (Hedged Partners, Western Investment Activism Partners LLC, and Total Return Partners announced ownership of 1.7%, 2.6% and less than 1% respectively) (December 21, 2007 Schedule 13D)

•

Investment Grade Municipal Income Fund Inc. (Hedged Partners, Western Investment Activism Partners, Total Return Partners, and Total Return Fund announced ownership of approximately 1.7%, less than 1%, 1.6%, and 1.9% respectively) (October 9, 2008 Schedule 13D)

•

MBIA Capital / Claymore Managed Duration Investment Grade Municipal Fund (Hedged Partners, Western Investment Activism Partners, Total Return Partners, and Total Return Fund announced ownership of less than 1%, less than 1%, 1.8%, and 1.8% respectively) (August 27, 2008 Schedule 13D)

•

DWS Global Commodities Stock Fund, Inc. (Hedged Partners, Western Investment Activism Partners, and Total Return Partners announced ownership of 2.05%, 2.87% and 2.98% respectively) (June 6, 2006 Schedule 13D)

WESTERN ACTIVIST FUNDS BEGIN TO ACCUMULATE STOCK IN GGMT

28.       Beginning in late November 2009, Defendants began accumulating stock through parallel investments in GGMT. On December 14, 2009, Western Investment sent a letter to GGMT advising that its funds had been buying GGMT stock and purporting to nominate two directors ( Mr. Lipson and Gregory R. Dube ( for election as directors of GGMT at its 2010 annual meeting of stockholders. By that time, Defendants had acquired more than 3% of GGMT’s voting stock.

29.       But Defendants did not stop there. Throughout December 2009 and January 2010, they continued to buy GGMT stock as part of a concerted strategy to exert influence over the management of GGMT and subvert GGMT’s own investment policies.

30.       Defendants’ acquisitions of GGMT stock are listed in a Schedule 13D pursuant to the Exchange Act and the SEC rules promulgated thereunder. In that public filing, Defendants disclosed that they had acquired more than 5% of GGMT and wanted GGMT’s management “to cause [GGMT’s] discount to net asset value to be eliminated or substantially reduced.” Failing that, Defendants threatened to use their unlawfully accumulated shareholdings to, among other things, seek board representation, alter GGMT’s capitalization, and change GGMT’s ownership structure.

31.       Defendants’ Schedule 13D also revealed that they had an arrangement with another GGMT shareholder, David Massey, pursuant to which Mr. Massey submitted a shareholder proposal to alter the structure of GGMT’s board. Indeed, through SEC filings and otherwise, Mr. Lipson has communicated with several other GGMT shareholders about GGMT’s investment policies.

32.       Defendants’ scheme to accumulate GGMT stock in violation of Sections 12(d)(1)(A)(1) and 48(a) was revealed on February 2, 2010, when Defendants, in support of their nomination of Messrs. Lipson and Dube to GGMT’s board of directors, submitted information to GGMT about their investment strategies and organizational structure. Through those submissions, GGMT learned for the first time that, contrary to representations made in Defendants’ Schedule 13D, Hedged Partners, Total Return Partners, and Total Return Fund are totally interdependent and control each other through their shared General Partner and Investment Manager.

33.       Following Defendants’ February 2 disclosures, representatives of GGMT arranged to meet with Mr. Lipson to attempt to learn the true intent behind Defendants’ collective acquisitions of GGMT stock. That meeting was held on March 2, 2010. On March 3, 2010, the Nominating Committee of GGMT’s board met with Mr. Lipson and Mr. Dube. Both of those meetings disclosed that Mr. Lipson is seeking to direct and influence the investment policies and objectives of GGMT.

DEFENDANTS HAVE ILLEGALLY ACCUMULATED GGMT STOCK IN VIOLATION OF THE INVESTMENT COMPANY ACT

34.       Each Defendant holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities and thus must comply with Section 12(d)(1)(A)(i) of the Investment Company Act.

35.       As of January 14, 2010, Hedged Partners owned 252,400 shares of GGMT common stock, amounting to 1.8% of GGMT’s outstanding shares.

36.       As of January 14, 2010, Total Return Partners owned 179,552 shares of GGMT common stock, amounting to 1.3% of GGMT’s outstanding shares.

37.       As of January 14, 2010, Total Return Fund owned 278,566 shares of GGMT common stock, amounting to 2.0% of GGMT’s outstanding shares.

38.       As of January 14, 2010, Western Investment owned 1,000 shares of GGMT common stock. Notably, according to Defendants’ Schedule 13D filing, Western Investment claims to “beneficially own” all GGMT shares held by Hedged Partners, Total Return Partners, and Total Return Fund.

39.       In sum, as of January 14, 2010, Defendants owned 711,518 shares of GGMT common stock, or 5.1% of GGMT’s outstanding shares. Accordingly, Western Investment ( and Hedged Partners, Total Return Partners, and Total Return Fund by virtue of their relationships with, and control by, Western Investment ( controls over 3% of GGMT’s voting stock in violation of Sections 12(d)(1)(A)(1) and 48(a) of the Investment Company Act.

40.       On information and belief, Defendants are continuing to accumulate GGMT stock as part of their plan to improperly and unduly influence shareholder decisions at GGMT’s 2010 annual meeting of shareholders in June 2010.

GGMT WILL SUFFER IRREPARABLE HARM UNLESS DEFENDANTS VIOLATIONS OF SECTIONS 12(d) and 48(a) ARE REMEDIED

41.       As discussed above, the purpose of Section 12(d)(1)(A)(i) is to protect investment companies, such as GGMT, as well as their shareholders, who are threatened with greater than 3% acquisition by another investment company. The purpose of Section 48(a) is to prohibit attempts, such as the conduct described above, to circumvent the provisions of the Investment Company Act, including Section 12(d)(1)(A)(i).

42.       As disclosed in their Schedule 13D, and explained above, Defendants intend to, and are attempting to, use their unlawfully accumulated stock in GGMT to cause significant and substantive changes to the structure, operation, management, and governance of GGMT. And the threat is real ( Defendants have already acquired a substantial position (more than 5%) in GGMT’s stock and are continuing to acquire more.

43.       The injunctive relief sought herein is therefore necessary to protect GGMT and its shareholders from irreparable harm. Absent such relief, there is a substantial likelihood that Defendants, and others acting in concert with them, will exercise a greater vote and influence at GGMT’s 2010 annual meeting of shareholders than Section 12(d)(1)(A)(i) allows.

44.       In addition, if Defendants launch a public proxy contest ( as they have threatened to do ( then other shareholders, relying upon the size of Defendants’ unlawfully acquired holdings in GGMT, may take actions that they would not otherwise take ( including by voting for the changes described above sought by Defendants.

45.       Accordingly, Plaintiff has no adequate remedy at law and will suffer irreparable harm if the injunctive and declaratory relief requested in this action is not granted as soon as possible.

FIRST CLAIM FOR RELIEF

Violation of Section 12(d) of the Investment Company Act

46.       Plaintiff repeats and realleges Paragraphs 1 through 45 as if fully set forth herein.

47.       GGMT is a registered investment company protected by Section 12(d)(1)(A)(i) of the Investment Company Act of 1940, 15 U.S.C. § 80a-12(d)(1)(A)(i).

48.       Defendants Hedged Partners, Total Return Partners, and Total Return Fund are investment companies that are required to comply with Section 12(d)(1)(A)(i).

49.       Defendants Hedged Partners, Total Return Partners, and Total Return Fund have acquired, in combination and in the aggregate, more than 3% of GGMT’s outstanding voting stock, in violation of Section 12(d)(1)(A)(i).

50.       On information and belief, Defendants Hedged Partners, Total Return Partners, and Total Return Fund are continuing to acquire GGMT’s outstanding voting stock in violation of Section 12(d)(1)(A)(i).

51.       The Court may grant the declaratory and injunctive relief sought herein pursuant to 28 U.S.C. § 2201 and Fed. R. Civ. P. 57 and 65. A substantial controversy exists because Defendants are violating the Investment Company Act and are seeking to exert undue and improper influence over GGMT using their illegally accumulated shareholdings.

52.	GGMT has no adequate remedy at law.

SECOND CLAIM FOR RELIEF

Violation of Section 48 of the Investment Company Act

53.       Plaintiff repeats and realleges Paragraphs 1 through 45 as if fully set forth herein.

54.       Section 48(a) of the Investment Company Act, 15 U.S.C. § 80a-48(a), provides that “[i]t shall be unlawful for any person, directly or indirectly, to cause to be done any act or thing through or by means of any other person which it would be unlawful for such person to do under the provisions of this title or any rule, regulation, or order thereunder.”

55.       Defendants have violated Section 48(a) because they have directly and indirectly, through concerted and largely concealed means, acquired, in combination and in the aggregate, more than 3% of GGMT’s outstanding voting stock, in violation of Section 12(d)(1)(A)(i). Although Hedged Partners owns 1.8%, Total Return Fund owns 2%, and Total Return Partners owns 1.3% of GGMT, they have each (in addition to Western Investment and Lipson) violated Section 48(a) of the Investment Company Act because they have structured their investments in GGMT so that no one of them crosses the 3% threshold. Because they control each other and have acted in unison in acquiring their GGMT shares (and will vote their shares in the same manner) as part of their Activist Strategy, their acquisition and threat to vote those illegally acquired shares violates Section 48(a) of the Investment Company Act.

56.       On information and belief, Defendants are continuing to acquire GGMT’s outstanding voting stock in violation of Section 12(d)(1)(A)(i) and thereby in violation of Section 48(a).

57.       The Court may grant the declaratory and injunctive relief sought herein pursuant to 28 U.S.C. § 2201 and Fed. R. Civ. P. 57 and 65. A substantial controversy exists because Defendants are violating the Investment Company Act and are attempting to exert undue and improper influence over GGMT using their illegally accumulated shareholdings.

58.	GGMT has no adequate remedy at law.

WHEREFORE, Plaintiff respectfully requests that this Court enter Judgment against Defendants and in favor of Plaintiff, and that the Court issue an Order:

(a)        declaring that Defendants have violated Sections 12(d)(1)(A)(i) and 48(a) of the Investment Company Act;

(b)        declaring that Defendants’ purchases of GGMT’s stock in excess of 3% are void;

(c)        requiring Defendants to comply with Sections 12(d)(1)(A)(i) and 48(a) of the Investment Company Act by divesting sufficient amounts of GGMT stock;

(d)        enjoining Defendants, and all persons acting in concert with them, from collectively voting more than 3% of the outstanding shares of GGMT stock in connection with any vote of GGMT shareholders;

(e)        preliminarily and permanently enjoining Defendants, and all persons acting in concert with them, from taking any further action, including the acquisition of additional shares, in violation of Sections 12(d)(1)(A)(i) and 48(a) of the Investment Company Act;

(f)        awarding GGMT the costs and disbursements of this action together with reasonable attorneys’ fees; and

(g)        awarding GGMT such other and further relief as the Court may deem just and proper.

VENABLE LLP

By: /s/ G. Stewart Webb Jr.

G. Stewart Webb Jr.

(Fed Bar No. 00828)

750 E. Pratt Street

Suite 900

Baltimore, Maryland 21202

Counsel for The Gabelli Global
Multimedia Trust Inc.

Of counsel:

Joseph T. Baio

Tariq Mundiya

WILLKIE FARR & GALLAGHER LLP

787 Seventh Avenue

New York, New York 10019